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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to (i) the incorporation by reference in this registration statement of our report dated August 13, 1997 (except with respect to the matters discussed in footnote 3(g) as to which the date is August 28, 1997) included in Aspen Technology, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and (ii) all references to our Firm included in this registration statement.





                                        /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 15, 1998